Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated July 1, 1999 (except with respect to the matters discussed in Note 28 and Note 30, as to which the date is September 30, 1999) relating to the consolidated financial statements of Powerscreen International PLC as of March 31, 1999 and for the year then ended, included in this Form 8-K, into Terex Corporation's previously filed Registration Statements Form S-8 (nos. 333-03983, 333-82751, 33-65255, 33-21483, 333-00949) and Form S-3 (nos. 333-52933,
33-52297).





                                                           Arthur Andersen
                                                           Chartered Accountants

London, England
October 4, 1999